Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement No. 333-256825 on Form S-3 of our report dated March 9, 2021 relating to the consolidated financial statements and financial statement schedules of United Insurance Holdings Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement. /s/ Deloitte & Touche LLP Tampa, Florida June 15, 2021